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                                                                 EXHIBIT 10.8(b)
                                                                  BKMU 2000 10-K

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         This Amendment No. 1 to Employment Agreement ("Amendment No. 1") is made and entered into as of this 20th day of September, 1995, by and between First Northern Savings Bank, S.A., a Wisconsin chartered capital stock savings and loan association (hereinafter referred to as "Employer"), and Michael D. Meeuwsen (hereinafter referred to as "Executive").

         WHEREAS, Executive and Employer entered into an Employment Agreement dated as of January 2, 1990 (the "Agreement"), which remains in effect at the date hereof; and

         WHEREAS, Employer is currently in the process of reorganizing into the holding company form of ownership, upon completion of which First Northern Capital Corp. ("Holding Company") will own all of the outstanding stock of Employer and each stockholder of Employer will become a stockholder of Holding Company with the same respective ownership interest therein as held in Employer immediately prior to consummation of the transaction (the "Reorganization"); and

         WHEREAS, as a result of the Reorganization, Employer and Executive wish to ensure that the change in control provisions contained in the Agreement equally apply to Holding Company as they currently do to Employer.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and Employer, the parties hereto hereby agree as follows:

1.       Amendments to Agreement.  The Agreement is hereby amended as follows:

         (a) Section 2.6(b) of the Agreement is amended in its entirety to read as follows:

         "For purposes of this Agreement, a "Change in Control" means either:
         (i) a Change of Directors, which shall be deemed to have occurred if, during any period of two (2) consecutive years: (a) the individuals, who at the beginning of any such period constituted the directors of Employer and persons who become directors after nomination by the Board of Directors, or a committee thereof, of the Employer, cease for any reason to constitute at least a majority thereof, or (b) the individuals, who at the beginning of any such period constituted the directors of First Northern Capital Corp. ("Holding Company") and persons who become directors after nomination by the Board of Directors, or a committee thereof, of Holding Company, cease for any reason to constitute at least a majority thereof, or (ii) the occurrence of any of the following events:

                  (A) There is a Successor (as hereinafter defined) of or to Employer or Holding Company;

                  (B) The filing of Employer or Holding Company of a report or proxy statement with the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or other appropriate federal regulatory agency disclosing in response to Item 1 of Form 8-K or Item 5 of Part II of Form 10-Q, each promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 6(e) of Schedule 14A promulgated thereunder, or comparable or successor Forms, Schedules or Items of the




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         appropriate federal regulatory agency, that a Change in Control of
         Employer or Holding Company has or may have occurred pursuant to any contract or transaction; or

                  (C) The determination that any individual, group of persons, partnership, corporation or other organization has acquired "control" of Employer or Holding Company as defined in Section 574.4 of the Rules and Regulations issued by the OTS under the Home Owners' Loan Act as amended (the "Regulations") or other comparable rule or regulation of the appropriate federal regulatory agency; provided, however, that if such individual, group of persons, partnership, corporation or other organization, or any of them, shall be required to file an application with the OTS (or other appropriate federal regulatory agency) as required by Section 574.3 of the Regulations (or other comparable rule or regulation promulgated by the appropriate federal regulatory agency) as a condition to their acquisition of title of any of such voting securities, the acquisition of such control for purposes of this paragraph (C), of such voting securities shall not be deemed to have occurred until the OTS (or other appropriate federal regulatory agency) shall have given its approval."

         (b) Section 2.7(a) of the Agreement is amended in its entirety to read as follows:

         "This Agreement shall be binding upon and inure to the benefit of Employer and any Successor of or to Employer, but shall not otherwise be assignable or delegatable by Employer. "Successor" shall mean any successor in interest, including without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of Employer or Holding Company whether by sale, merger, consolidation, reorganization or otherwise."

         (c) The first sentence of Section 2.9(a) of the Agreement is amended in its entirety to read as follows:

         "In the event that the severance benefits payable to the Executive under Sections 2.5, 2.6 or 2.8 ("Severance Benefits"), or any other payments or benefits received or to be received by the Executive from the Employer (whether payable pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Employer) or any corporation ("Affiliate") affiliated with the Employer within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), in the opinion of tax counsel selected by the Employer's independent auditors and acceptable to the Executive, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three (3) times the average of the annual compensation payable to the Executive by the Employer (or an Affiliate) and includible in the Executive's gross income for federal income tax purposes for the five (5) calendar years preceding the year in which a change in ownership or control of the Employer or Holding Company occurred ("Base Amount"), such Severance Benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by the Executive from the Employer (or an Affiliate) that are deemed "parachute payments") is equal to 2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement."


         2. Effective Date of Amendment No. 1. This Amendment No. 1 shall be effective immediately upon execution by the parties hereto; however, Executive hereby acknowledges and agrees that the Reorganization shall not constitute a "change in control" of Employer or Holding Company for any purpose under the Agreement, as amended by this Amendment No. 1.





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         3. Continuance of Agreement. Other than as amended herein, all of the provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.


FIRST NORTHERN SAVINGS BANK, S.A.


By:   /s/
   ------------------------------
   Michael D. Meeuwsen, President
   and Chief Executive Officer


Attest:


   /s/
-------------------------------
Marla J. Carr, Secretary


MICHAEL D. MEEUWSEN


       /s/
--------------------------------